SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934


Filed by the Registrant    [X]
Filed by a party other than the Registrant   [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                               CYLINK CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

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(2)  Aggregate number of securities to which transactions applies:

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(3)   Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)   Proposed maximum aggregate value of transaction:

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(5)   Total fee paid:

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[ ]   Fee paid previously with preliminary materials.
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[ ]   Check box if any part of the fee is offset as  provided  by  Exchange  Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount previously paid:

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(2)   Form, Schedule or Registration Statement No.:

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(4)  Date filed:

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


                              CYLINK CORPORATION

                   Notice of Annual Meeting of Shareholders
                            To Be Held May 22, 1998


To the Shareholders of Cylink Corporation:


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Cylink Corporation, a California corporation (the "Company"), will be held at the Sheraton Four Points Hotel, 1100 N. Mathilda Avenue, Sunnyvale, CA 94089, at 3:00 p.m., local time, on May 22, 1998, for the following purposes:

       1. ELECTION OF DIRECTORS. To elect three directors for a term ending in 1999, three directors for a term ending in 2000, and three directors for a term ending in 2001.

       2. APPROVAL AND RATIFICATION OF AMENDMENTS TO THE CYLINK CORPORATION 1994 FLEXIBLE STOCK INCENTIVE PLAN. To ratify and approve amendments to the Cylink Corporation 1994 Flexible Stock Incentive Plan, as amended (the "1994 Plan") to (i) increase the number of shares of Common Stock reserved for issuance thereunder by 2,100,000 shares and (ii) provide that as of the first business day of each calendar year beginning with January 1, 1999, the maximum aggregate number of shares of Common Stock reserved for issuance under the 1994 Plan will be increased, in the discretion of the Board of Directors, by up to 4% of the number of shares outstanding as of December 31 of the immediately preceding calendar year.

       3. RATIFICATION AND APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS. To ratify and approve the appointment of Price Waterhouse LLP as the independent auditors for the Company for the fiscal year ending December 31, 1998.

       4. OTHER  BUSINESS.  To transact such other business as may properly come
   before   the   Annual   Meeting   of  Shareholders  and  any  adjournment  or
   postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement which is attached hereto and made a part hereof.

     The Board of Directors has fixed the close of business on April 1, 1998 as the record date for determining the shareholders entitled to notice of and to vote at the 1998 Annual Meeting of Shareholders and any adjournment or postponement thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.


                                          Order of the Board of Directors,


                                          /s/ Fernand B. Sarrat


                                          Fernand B. Sarrat
                                          President  and Chief Executive Officer



Sunnyvale, California
April 23, 1998

                              Mailed to Shareholders on or about April 23, 1998

                              CYLINK CORPORATION

                               910 Hermosa Court
                          Sunnyvale, California 94086

                                PROXY STATEMENT

General Information

     This Proxy Statement is furnished to the shareholders of Cylink Corporation, a California corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board" or "Board of Directors") of proxies in the accompanying form for use in voting at the 1998 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on May 22, 1998, at the Sheraton Four Points Hotel, 1100 N. Mathilda Avenue, Sunnyvale, CA 94089, at 3:00 p.m., local time, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.


Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Robert B. Fougner, Esq., the Company's Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.


Solicitation and Voting Procedures

     The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, by telephone or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with such solicitation.

     The close of business on April 1, 1998 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 28,852,942 shares of Common Stock outstanding and entitled to vote. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters.

     In the election of directors, the three candidates in each class receiving the highest number of affirmative votes will be elected as directors. Proposals 2 and 3 each require for approval (i) the affirmative vote of a majority of the shares "represented and voting" and (ii) the affirmative vote of a majority of the required quorum. The required quorum for the transaction of business at the Annual meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date (the "Quorum"). Shares that are voted "FOR", "AGAINST" or "ABSTAIN" in a matter are treated as being present at the meeting for purposes of establishing the Quorum, but only shares voted "FOR" or "AGAINST" are treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter. Accordingly, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of the Quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a proposal.

                                PROPOSAL NO. 1


                             ELECTION OF DIRECTORS

     Upon the closing of the Company's initial public offering of its Common Stock in February, 1996, the Company's Articles of Incorporation were amended to provide that, as soon as legally permissible, the Board of Directors will be divided into three classes of Directors with each class serving a staggered three-year term. Consistent with California law, nine Directors are to be elected at the Annual Meeting: three Directors will be elected to a three year term expiring in 2001 (class 3 Directors), three Directors will be elected to a two year term expiring in 2000 (class 2 Directors), and three Directors will be elected to a one year term expiring in 1999 (class 1 Directors). The Board of Directors has nominated the nine persons named below to serve as Directors until the term of each Director class has expired and their respective successors are elected. Each of the nominees has consented, if elected as a Director of the Company, to serve until his term expires. In the event that any nominee of the Company is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as Directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as a Director, if elected. Each of the three nominees for Director in each class who receives the greatest number of votes will be elected.

     Dr. Jimmy Omura, a Director since 1984, intends to resign from the Board following its next scheduled meeting on April 28, 1998 and will not seek re-election. Mr. Yossi Tulpan of Algorithmic Research, Ltd. is being nominated to the seat held by Dr. Omura.

     Set forth below are the names, ages and certain biographical information relating to the Director nominees.

                                                                                         Director      Term
       Name of Nominee         Class     Age            Position with Company              Since      Expires
----------------------------- -------   -----   -------------------------------------   ----------   --------
Leo A. Guthart(2)(3) ........   3        60     Chairman of the Board                      1984        2001
William J. Perry(4) .........   3        70     Director                                   1997        2001
James H. Simons(2)(3) .......   3        59     Director                                   1984        2001
William W. Harris(1)(4) .....   2        58     Director                                   1995        2000
Howard L. Morgan(1)(4) ......   2        52     Director                                   1995        2000
Fernand B. Sarrat(3) ........   2        47     President, Chief Executive Officer,        1996        2000
                                                  Director
Elwyn Berlekamp(1) ..........   1        57     Director                                   1995        1999
King W.W. Harris(2) .........   1        54     Director                                   1995        1999
Yossi Tulpan ................   1        41     General Manager,                             --        1999
                                                  Algorithmic Research, Ltd.

------------

(1) Member of Audit Committee
(2) Member of Compensation Committee
(3) Member of Executive Committee
(4) Member of Nominating Committee


     Dr. Guthart has served as a Director since the Company's inception in 1984. Since 1990, he has served as the Vice Chairman of Pittway Corporation and as the Chairman of the Ademco division of Pittway Corporation (a principal shareholder of the Company). Dr. Guthart received an A.B. in Physics from Harvard College and an M.B.A. and D.B.A. in Finance from Harvard Business
School. Dr. Guthart also serves as a Director of Pittway Corporation and AptarGroup, Inc. and is a Trustee of the Acorn Investment Trust.

     Dr.  William  J.  Perry  became  a Director of the Company in May 1997. Dr.
Perry was the 19th Secretary of Defense for the United States of America, serving from February 1994 to January 1997. He also served as the Deputy Secretary of Defense from 1993 until 1994 and Under Secretary of Defense for Research and Engineering from 1977 until 1981. Dr. Perry received both a B.S. and M.S. from Stanford University and a Ph.D. from Penn State, all in mathematics. He is a member of the National Academy of Engineering and a fellow of the American Academy of Arts and Sciences. He is currently the Michael and Barbara Berberian Professor at Stanford University, with a joint appointment in the Department of Engineering-Economic Systems/Operations Research and the Institute for International Studies. He serves on the boards of United Technologies, Hambrecht & Quist, the Boeing Company, and Yurie Systems, Inc.

     Dr. Simons became a Director of the Company in 1984. Since 1982, he has served as the President and Chairman of Renaissance Technologies Corp. Dr. Simons received a B.S. in Mathematics from the Massachusetts Institute of Technology and a Ph.D. in Mathematics from the University of California, Berkeley. Dr. Simons also serves as a Director on the Board of Franklin Electronic Publishers, Inc., Numar Corp., Segue Software and Kentec Information Systems.

     Dr. William W. Harris became a Director of the Company in December 1995. Dr. Harris has been a private investor and the Treasurer of KidsPac, a political action committee for more than the past five years. He received a B.A. in Psychology from Wesleyan University and a Ph.D. in Urban Studies from the Massachusetts Institute of Technology. Dr. Harris also serves as a Director of Pittway Corporation (a principal shareholder of the Company) and AptarGroup, Inc.

     Dr. Morgan served as a Director from 1985 to 1990 and became a Director again in October 1995. He has served since June 1989 as the President of ArcaGroup, Inc. a consulting and investment management company. Dr. Morgan received a B.S. in Physics from City College of New York and a Ph.D in Operations Research from Cornell University. Dr. Morgan also serves as a Director of Franklin Electronic Publishers, Inc., Infonautics, Inc., Kentek Information Systems, Inc., MetaCreations Corporation, Neoware Systems, Inc., Quarterdeck Corporation, Segue Software, Inc. and Unitronix Corporation.

     Mr. Sarrat became the President, Chief Executive Officer and a Director of the Company in November, 1996. Prior to joining the Company, Mr. Sarrat was with IBM Corporation for over 20 years, most recently as General Manager of Networked Computing Marketing and Services, and held such other positions as General Manager of the Networked Application Services Division, the Assistant
General Manager of Marketing and Business Development, and General Manager of Marketing and Services in the Midwest. Mr. Sarrat received a B.A. in economics and psychology from Stanford University in 1972 and an M.B.A. from the University of Pennsylvania, Wharton, in marketing in 1974.

     Dr. Berlekamp co-founded the Company and served as a Director from 1985 to 1990. He became a Director again in October 1995. Since 1971, Dr. Berlekamp has been a Professor of Mathematics at the University of California, Berkeley and a visiting professor of Electrical Engineering and Computer Science at the Massachusetts Institute of Technology. Dr. Berlekamp received a B.S., M.S. and Ph.D. in Electrical Engineering from the Massachusetts Institute of Technology.

     Mr. King W.W. Harris became a Director of the Company in December 1995. He has been President of Pittway Corporation (a principal shareholder of the Company) since 1984 and Chief Executive Officer of Pittway Corporation since 1987. Mr. Harris received a B.A. in Economics from Harvard College and an M.B.A. from Harvard Business School. Mr. Harris also serves as a director of Aptar Group, Inc.

     Mr. Yossi Tulpan is a founder and the Managing Director of Algorithmic Research, Ltd. Prior to founding Algorithmic Research, Ltd., Mr. Tulpan spent five years in the Israeli Air Force as a system programmer. He holds a B.S. in mathematics from Tel Aviv University and an M.S. in Computer Science from the Weizmann Institute of Science.

                        THE BOARD RECOMMENDS A VOTE FOR
                   THE ELECTION OF THE NOMINEES NAMED ABOVE


Relationships Among Directors or Executive Officers

     There are no family relationships among any of the directors or executive officers of the Company, except that Dr. William W. Harris and Mr. King W.W. Harris are first cousins.

Meetings and Committees of the Board of Directors

     During the fiscal year ended December 31, 1997, the Board met four times in person and held two telephonic meetings. Each Director attended no fewer than 75% of all the meetings held by the Board, while he was a member, and all committees of which he was a member.

     The Board has four committees, the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating Committee.

     The Audit Committee, which held two meetings in the fiscal year ended December 31, 1997, consisted of Drs. Harris, Morgan and Berlekamp. The Audit Committee reviews and supervises the Company's financial controls, including selection of the Company's auditors, meeting with the officers of the Company regarding the Company's financial controls, acting upon recommendations of auditors and taking such further action as the Audit Committee deems necessary to complete an audit of the books and accounts of the Company, as well as other matters which may come before it or as directed by the Board.

     The Compensation Committee, which held two meetings in the fiscal year ended December 31, 1997, consists of Drs. Simons and Guthart, and Mr. King W.W. Harris. The Compensation Committee reviews and approves the compensation and benefits for the Company's chief executive officer, supervises administration of the Company's 1994 Plan and performs such other duties as may from time to time be determined by the Board.

     The Nominating Committee, which held one meeting in 1997, consists of Drs. Harris, Morgan and Perry. The Nominating Committee is responsible for soliciting recommendations for candidates for the Board of Directors, developing and reviewing background information for candidates and making recommendations to the Board with respect to candidates. Any shareholder wishing to propose a nominee should submit a recommendation in writing to the Company's Secretary, Robert B. Fougner, Esq., indicating the nominee's qualifications and other relevant biographical information.


Compensation of Directors

     Upon becoming a member of the Board, directors who are not affiliates of the Company ("Non-Employee Directors") receive options to purchase 2,000 shares of Common Stock, and thereafter receive an annual option grant (the "Annual Option Grants") to purchase 2,000 shares of Common Stock. However, in consideration of a grant of options to purchase 8,000 shares of Common Stock, each Non-Employee Director in office on December 13, 1995, agreed to forgo any Annual Option Grants until after the annual shareholders' meeting in the year 2000. Non-Employee Directors who are elected between annual meetings will receive a ratable Annual Option Grant. Non-Employee Directors are also eligible to receive discretionary awards under the 1994 Plan. The Company's Non-Employee Directors receive a $1,000 fee for each Board meeting attended and $1,000 for each committee meeting attended that is not held in conjunction with a Board meeting. All Non-Employee Directors are reimbursed for expenses incurred in connection with attending meetings of the Board. Employee directors of the Company do not receive compensation for their services as directors.


                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of February 28, 1998, for
(i) each person who is known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each of the Company's directors and nominees,
(iii) each of the officers appearing in the Summary Compensation Table below, and (iv) all directors and executive officers as a group.


                                       4


                                                                              Shares Beneficially
                                                                                    Owned(1)
                     Directors, Nominees For Director,                     --------------------------
                  Executive Officers and 5% Shareholders                      Number       Percent(2)
-------------------------------------------------------------------------- ------------   -----------
Leo A. Guthart(3) ........................................................   8,940,650        31.0%
King W.W. Harris(4) ......................................................   8,610,650        29.8%
William W. Harris(5) .....................................................   8,610,650        29.8%
Pittway Corporation(6) ...................................................   8,606,085        29.8%
Kopp Investment Advisors, Inc.(7) ........................................   4,471,570        15.5%
James H. Simons(8) .......................................................   1,753,170         6.1%
Bermuda Trust Company, as Trustee of the Lord Jim Trust(9) ...............   1,748,605         6.1%
Yossi Tulpan .............................................................     745,969         2.6%
Jimmy K. Omura(10) .......................................................     745,863         2.6%
Fernand B. Sarrat(11) ....................................................     283,333         1.0%
Elwyn Berlekamp(12) ......................................................     282,429         1.0%
Peter J. Slocum(13) ......................................................      62,500           *
Howard L. Morgan(14) .....................................................      56,565           *
John H. Daws(15) .........................................................      53,750           *
John V. Kalb(16) .........................................................      53,333           *
Thomas L. Butler(17) .....................................................      40,000           *
William J. Perry(18) .....................................................      11,456           *
All executive officers and Directors as a group (16 persons)(19) .........  12,457,316        43.2%

------------

 *   Less than 1%.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of February 28, 1998 are deemed outstanding. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

 (2) Percentage beneficially owned is based on 28,852,942 shares outstanding as of February 28, 1998.

 (3) Includes 8,606,085 shares beneficially owned by Pittway Corporation, of which Dr. Guthart is a Vice Chairman. Dr. Guthart disclaims beneficial ownership of such shares. Also includes 34,565 shares subject to options exercisable within 60 days of February 28, 1998.

 (4) Includes 8,606,085 shares beneficially owned by Pittway Corporation, of which Mr. Harris is the President and Chief Executive Officer. Mr. Harris disclaims beneficial ownership of such shares. Also includes 4,565 shares subject to options exercisable within 60 days of February 28, 1998.

 (5) Includes 8,606,085 shares beneficially owned by Pittway Corporation, of which Dr. Harris is a Director. Dr. Harris disclaims beneficial ownership of such shares. Also includes 4,565 shares subject to options exercisable within 60 days of February 28, 1998.

 (6) The address of Pittway Corporation is 200 South Wacker Drive, Suite E, Chicago, IL 60606-5802.

 (7) Based on a Schedule 13GA filed February 9, 1998, Kopp Investment Advisors, Inc. has sole dispositive power with respect to 400,000 shares of the Company's Common Stock, shared dispositive power with respect to 4,071,570 shares of the Company's Common Stock, and sole voting power with respect to 400,000 shares of the Company's Common Stock. The address of Kopp Investment Advisors, Inc. is 6600 France Avenue So., Suite 672, Edina, MN 55435.

 (8) Includes (a) 1,748,605 shares owned by Bermuda Trust Company, as Trustee of the Lord Jim Trust (a trust of which Dr. Simons and the members of his family are the beneficiaries), and (b) 4,565 shares subject to options exercisable within 60 days of February 28, 1998.

                                         (Footnotes continued on following page)


                                       5

(Footnotes continued from previous page)

 (9) Bermuda Trust Company, as Trustee of the Lord Jim Trust, holds 1,748,605 shares of the Company's Common Stock in a trust of which Dr. James H. Simons, a Director of the Company, and members of his immediate family are the beneficiaries. The address of Bermuda Trust Company is Murdoch & Co., c/o Bermuda Trust Company Limited, Attn.: Susan Gibbons, Compass Point, 9 Bermudiana Road, Hamilton, HM11, Bermuda.

(10) Includes 68,670 shares subject to options exercisable within 60 days of February 28, 1998.

(11) Includes 283,333 shares subject to options exercisable within 60 days of February 28, 1998.

(12) Includes 4,565 shares subject to options exercisable within 60 days of February 28, 1998.

(13) Includes 62,500 shares subject to options exercisable within 60 days of February 28, 1998

(14) Includes 4,565 shares subject to options exercisable within 60 days of February 28, 1998.

(15) Includes 53,750 shares subject to options exercisable within 60 days of February 28, 1998

(16) Includes 53,333 shares subject to options exercisable within 60 days of February 28, 1998.

(17) Includes 40,000 shares subject to options exercisable within 60 days of February 28, 1998.

(18) Includes 11,456 shares subject to options exercisable within 60 days of February 28, 1998.

(19) Includes 10,354,085 shares indirectly held by Directors of the Company and 766,174 shares subject to options exercisable within 60 days of February 28, 1998. Drs. Guthart, Harris and Mr. Harris disclaim beneficial ownership of the shares owned by Pittway Corporation.


                                PROPOSAL NO. 2
       APPROVAL AND RATIFICATION OF AMENDMENTS TO THE CYLINK CORPORATION
                1994 FLEXIBLE STOCK INCENTIVE PLAN, AS AMENDED

General

     The Company's shareholders are being asked to approve amendments to the Company's 1994 Plan. The proposed amendments to the 1994 Plan will (i) increase the number of shares of Common Stock reserved for issuance thereunder by 2,100,000 shares, and (ii) provide that as of the first business day of each calendar year beginning with January 1, 1999, the maximum aggregate number of shares of Common Stock reserved for issuance under the Plan will be increased, in the discretion of the Board, by up to 4% of the number of shares outstanding as of December 31 of the immediately preceding calendar year.

     The amendments to the 1994 Plan increasing the number of shares reserved for issuance thereunder will enable the Company to grant awards as needed to attract and retain employees. The 1994 Plan is intended to enable the Company to enhance its ability to provide key employees with meaningful awards and incentives commensurate with their contributions and competitive with those offered by other employers, and to increase shareholder value by further aligning the interests of key employees with the interests of the Company's shareholders. The Board of Directors believes that the Company's long term success is dependent upon the ability of the Company to attract and retain superior individuals who, by virtue of their ability and qualifications, make important contributions to the Company.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
                      OF THE AMENDMENTS TO THE 1994 PLAN

     The following summary of the 1994 Plan, including the proposed amendments, is subject in its entirety to the specific language of the 1994 Plan, a copy of which is available to any shareholder upon request.

General Description

     The 1994 Plan was approved by the Board of Directors and shareholders in February 1994. In January 1995, the Board of Directors and the shareholders approved an amendment to the 1994 Plan to increase the number of shares available for grant thereunder from 1,250,000 to 2,750,000. In November 1996, the Board of Directors and the shareholders approved an amendment to the 1994 Plan to increase the number of shares available for grant from 2,750,000 to 3,950,000. In May 1997 the shareholders approved an amendment to the 1994 Plan to increase the number of shares available for grant from 3,950,000 to 5,950,000. In January 1998, the Board of Directors approved an amendment to the 1994 Plan, subject to shareholder approval, to increase the number of shares available for grant from 5,950,000 to 8,050,000.

     The 1994 Plan permits the grant of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") only to employees of the Company or any parent or subsidiary corporation of the Company. Awards other than incentive stock options may be granted to employees, directors and consultants. As of April 1, 1998, the number of employees, directors and consultants eligible to receive grants under the 1994 Plan was approximately 346 persons.

     The 1994 Plan provides for the grant of (i) shares, (ii) an option, a stock appreciation right ("SARs") or similar right with an exercise or conversion privilege at a fixed or variable price related to the Common Stock and/or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Common Stock of the Company or other securities issued by a related entity (collectively, the "Awards"). Such Awards include, without limitation, options, SARs, sales or bonuses of restricted stock, dividend equivalent rights ("DERs"), performance units ("Performance Units") or performance shares ("Performance Shares"). Under the proposed amendments to the 1994 Plan, the maximum aggregate number of shares available for grant as stock bonuses will be 200,000 shares.

     Amendment to Increase Overall Limit. Under the 1994 Plan, the number of shares available for grant on December 31, 1997, was zero. In anticipation of shareholder approval of this Proposal No. 2 to increase the maximum number of shares available for grant from 5,950,000 to 8,050,000, options to purchase an additional 318,653 shares have been set aside for grants to existing non-officer employees of the Company. If Proposal No. 2 is not approved by the shareholders, these additional options will not be granted.

     Amendment to Authorize Annual Increase. The proposed amendments to the 1994 Plan provide that as of the first business day of each calendar year beginning with January 1, 1999, the maximum aggregate number of shares of Common Stock reserved for issuance under the 1994 Plan will be increased, in the discretion of the Board, by an amount which is no greater than 4% of the number of shares outstanding as of December 31 of the immediately preceding calendar year. The Board of Directors recommends this provision to provide a means by which the Compensation Committee can plan on an annual basis for an allocation of awards sufficient to meet the Company's anticipated requirements for attracting and retaining employees. The amount of the proposed annual increase was based on surveys by compensation consultants, Watson Wyatt and Radford Associates, on the compensation practices of other organizations which compete with the Company for the hiring and retention of its employees. The Compensation Committee also has imposed a limitation of 200,000 shares on the aggregate amount of stock bonuses which may be granted under the 1994 Plan.

     Discretionary   Grants   to   Non-Employee   Directors. The  1994  Plan  is
administered, with respect to grants to directors, officers, consultants, and other employees, by the Administrator of the 1994 Plan, which comprises one or more members of the Compensation Committee of the Board, and its designees. The Committee is constituted in such a manner as to satisfy applicable laws, including Rule 16b-3. Consistent with the amendments to Rule 16b-3, the 1994 Plan allows for discretionary grants to Non-Employee Directors.

     Individual Limit. The maximum number of shares with respect to which options and SARs may be granted to an employee of the Company during the term of the 1994 Plan, as amended, is 1,000,000 shares per individual.

     The Board may at any time amend, suspend or terminate the 1994 Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein, the Company will obtain shareholder approval of any amendment to the 1994 Plan in such a manner and to such a degree as required. Under the 1994 Plan, the Board must obtain shareholder approval to (i) materially increase the benefits accruing to participants under the 1994 Plan; (ii) materially increase the number of shares available under the 1994 Plan; or
(iii) materially modify the eligibility requirements for participation in the 1994 Plan or the class of employees eligible to receive Awards under the 1994 Plan. The Compensation Committee of the Board or the Administrator alone can affect other changes to the 1994 Plan without shareholder approval.

     Other Terms. Stock options granted under the 1994 Plan may be either incentive stock options under the provisions of Section 422 of the Code, or non-qualified stock options. Incentive stock options may be granted only to employees of the Company or any parent or subsidiary corporation of the Company. Awards other than incentive stock options may be granted to employees, directors and consultants. Under the 1994 Plan, Awards may be granted to such employees, directors or consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

     The 1994 Plan authorizes the Administrator to select the employees, directors and consultants of the Company to whom Awards may be granted and to determine the terms and conditions of any Award; however the term of an incentive stock option may not be for more than 10 years (or 5 years in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company). The 1994 Plan authorizes the Administrator to grant Awards at an exercise price determined by the Administrator. In the case of incentive stock options, such price cannot be less than 100% (or 110%, in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company) of the fair market value of the Common Stock on the date the option is granted. The exercise price is generally payable in cash or, in certain circumstances, with a promissory note, with such documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of an Award and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or with shares of Common Stock. The aggregate fair market value of the Common Stock with respect to any incentive stock options that are exercisable for the first time by an eligible employee in any calendar year may not exceed $100,000.

     The Awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the agreements to be issued under the 1994 Plan. The Administrator has the authority to accelerate the vesting schedule of Awards so that they become fully vested, exercisable, and released from any restrictions on transfer and repurchase or forfeiture rights in the event of a Corporate Transaction, a Change in Control or a Subsidiary Disposition, each as defined in the 1994 Plan. Effective upon the consummation of the Corporate Transaction, all outstanding Awards under the Plan will terminate unless assumed by the successor company or its parent. In the event of a Change in Control or a Subsidiary Disposition, each Award shall remain exercisable until the expiration or sooner termination of the Award term. Such accelerated vesting and release from restrictions on transfer and repurchase or forfeiture rights is automatic and not subject to Administrator discretion in the case of options and restricted stock issued to Non-Employee Directors under the formula award provisions of the 1994 Plan. The 1994 Plan also permits the Administrator to include a provision whereby the grantee may elect at any time while an employee, director or consultant to exercise any part or all of the Award prior to full vesting of the Award.

     Under the 1994 Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the grantee only by the grantee. However, the 1994 Plan permits the designation of beneficiaries by holders of incentive stock options. Other Awards shall be transferable to the extent provided in the Award agreement.

     Under the 1994 Plan, the Administrator may establish one or more programs under the 1994 Plan to permit selected grantees the opportunity to elect to defer receipt of consideration payable under an Award. The Administrator also may establish under the 1994 Plan separate programs for the grant of particular forms of Awards to one or more classes of grantees.

Certain Federal Tax Consequences

     The following summarizes only the federal income tax consequences of stock options and shares of restricted stock granted under the 1994 Plan. State and local tax consequences may differ.

     The grant of a non-qualified stock option under the 1994 Plan will not result in any federal income tax consequences to the optionee or to the Company. Upon exercise of a non-qualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the optionee. Any gain or loss on the optionee's subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain. Capital gains currently are taxed at the same rates as ordinary income, except that the maximum marginal rate at which ordinary income is taxed to individuals is currently 39.6% and the maximum rate at which long-term capital gains are taxed is 28%. The maximum rate at which long-term capital gains are taxed falls to 20% for most types of property held for more than eighteen months.

     The grant of an incentive stock option under the 1994 Plan will not result in any federal income tax consequences to the optionee or to the Company. An optionee recognizes no federal taxable income upon exercising an incentive stock option ("ISO") (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the shares of Common Stock. If the optionee does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised and shares were purchased, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

     If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

     The "spread" under an ISO--i.e., the difference between the fair market value of the shares at exercise and the exercise price--is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

     The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the recipient. Any gain or loss on the recipient's subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on whether the shares are held for more than one year and depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain. Recipients of restricted stock may make an election under Internal Revenue Code Section 83(b) ("Section 83(b) Election") to recognize as ordinary compensation income in the year that such restricted stock is granted the amount equal to the spread between the amount paid for such stock and the fair market value on date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain. The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued to the recipient.

Amended Plan Benefits

     In anticipation of shareholder approval of this Proposal No. 2 to increase the maximum number of shares available for grant from 5,950,000 to 8,050,000, options to purchase an additional 318,653 shares have been set aside for grants to the group composed of employees that are not executive officers. Except as stated above, no other Director, Named Executive Officer, officer or employee of the Company has been granted or otherwise set aside options under the 1994 Plan subject to shareholder approval of the amendments to the 1994 Plan. The benefits to be received pursuant to the 1994 Plan by the Company's Directors, officers and employees are not determinable at this time. If Proposal No. 2 is not approved by the shareholders, these additional options will not be granted.


                                PROPOSAL NO. 3
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Price Waterhouse LLP has served as the Company's independent auditors since 1994 and has been appointed by the Board to continue as the Company's independent auditors for the Company's fiscal year ending December 31, 1998. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
           THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S
                   INDEPENDENT AUDITORS FOR THE FISCAL YEAR
                           ENDING DECEMBER 31, 1998.


                 EXECUTIVE COMPENSATION AND OTHER INFORMATION
                          Summary Compensation Table

     The following table sets forth certain information concerning compensation of (i) the Company's Chief Executive Officer, and (ii) the four other most highly compensated executive officers of the Company (collectively, the "Named
Executive Officers"):

                                                                           Long -Term
                                          Annual Compensation             Compensation
                                  ------------------------------------   -------------
                                                                           Securities
                                                                           Underlying        All Other
   Name and Principal Position     Year     Salary($)     Bonus($)(1)      Options(#)     Compensation($)
--------------------------------- ------   -----------   -------------   -------------   ----------------
Fernand B. Sarrat,(2) ........... 1997      $300,000        $100,000              --        $  7,308(3)
 President, Chief Executive       1996        32,308             500       1,000,000
 Officer and Director

Thomas L. Butler(4), ............ 1997       146,154         155,000         200,000              --
 Senior Vice President, Sales and
 Marketing

John H. Daws,(5) ................ 1997       155,001          70,000          75,000              --
 Vice President and Chief         1996       143,462          25,500          25,000
 Financial Officer                1995        39,500             --           50,000

Peter J. Slocum(6), ............. 1997       163,154          82,231         250,000              --
 Vice President,
 Engineering

John V. Kalb(7), ................ 1997       159,479          70,000              --              --
 Vice President,
 Business Development

                                         (Footnotes continued on following page)

                                       10

(Footnotes continued from previous page)
------------

(1) Includes bonus amounts earned in fiscal year indicated and paid in the subsequent fiscal year.

(2) Mr. Sarrat commenced employment with the Company on November 6, 1996. His annualized salary for 1996 was $300,000.

(3)  Constitutes payment of premiums for life insurance.

(4) Mr. Butler commenced employment with the Company on March 31, 1997. His annualized salary for 1997 was $200,001.

(5) Mr. Daws commenced employment with the Company on September 5, 1995. His annualized salary for 1995 was $130,000.

(6) Mr. Slocum commenced employment with the Company on February 1, 1997. His annualized salary for 1997 was $185,001.

(7) Mr. Kalb commenced employment with the Company on January 6, 1997. His annualized salary for 1997 was $170,000.


Employment Agreements

     The   Company  has  entered  into  an  employment  agreement  (the  "Sarrat
Agreement") dated November 6, 1996 with Fernand B. Sarrat, the Company's President and Chief Executive Officer. Under the terms of the Sarrat Agreement, Mr. Sarrat is employed for an annual salary of $300,000 and a minimum annual performance bonus of $100,000. Pursuant to the terms of the Sarrat Agreement, the Company has made a loan to Mr. Sarrat in the amount of approximately $2,000,000 (the "Loan") to purchase a primary residence in California commensurate with his prior residence in Westport, Connecticut. The Loan will be interest free for the period of his employment and secured by a deed of trust on Mr. Sarrat's principal residence. Under the Sarrat Agreement, Mr. Sarrat received a grant of options covering 1,000,000 shares of the Company's Common Stock which options vest over a period of five years from the date of his employment. Under the Sarrat Agreement, Mr. Sarrat was entitled to payment on December 31, 2000, of a special bonus in the amount of $2,000,000, which he agreed to defer in accordance with a schedule based on the amount of the Company's annual earnings in return for the Company's agreement to renegotiate the terms of the Loan, which agreement is still pending.


                       Option Grants in Last Fiscal Year

     The following table provides certain information with respect to stock options granted to the Named Executive Officers during the fiscal year ended
December  31,  1997.  In  addition,  as  required by the Securities and Exchange
Commission rules, the table sets forth the potential realizable value over the term of the option (the period from the date of grant to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock value. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

                                                Individual Grants (1)
                            --------------------------------------------------------------
                                                                                                 Potential Realizable
                              Number of         % of Total                                         Value at Assumed
                              Securities         Options          Exercise                       Annual Rate of Stock
                              Underlying        Granted to         Price                        Price Appreciation for
                               Options         Employees in      Per Share     Expiration           Option Term(5)
            Name             Granted (#)     Fiscal Year (2)     ($/Sh)(3)      Date (4)         5% ($)         10% ($)
--------------------------- -------------   -----------------   -----------   ------------   -------------   -------------
Fernand B. Sarrat .........         --               --                --             --             --              --
Thomas L. Butler ..........    200,000              8.4%           $  8.25      03/31/07     $1,038,000      $2,630,000
John H. Daws ..............     75,000              3.1%            11.625      02/07/07        549,000       1,389,750
Peter J. Slocum ...........    250,000             10.5%            11.875      01/10/07      1,866,250       4,731,250
John V. Kalb ..............         --               --                --             --             --              --

                                         (Footnotes continued on following page)

                                       11

(Footnotes continued from previous page)
------------

(1) The option grants provide for monthly vesting over five years. The options may not be exercised unless, and until, the Named Executive Officer remains in the Company's employment for one year. The vested options are exercisable up to ten years from the date of grant.

(2) Based on a total of options granted to employees of the Company in 1997, including the Named Executive Officers.

(3) All options were granted at an exercise price equal to the fair market value based on the closing market value of a share of the Company's Common Stock on the Nasdaq National Market on the date the options were granted.

(4) The options granted to individuals owning less than 10% of the outstanding shares of the Company's Common Stock have a term of ten years subject to earlier termination upon the occurrence of certain events related to termination of employment. Options granted to individuals owning 10% or more of the shares of the Company's outstanding Common Stock have a term of five years.

(5) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. There can be no assurance that the amounts reflected in this table will be achieved.


                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

     The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during fiscal year 1997, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by stock options as of December 31, 1997, and the value of "in-the-money" stock options, which represent the positive spread between the exercise price of a stock option and the market price of the shares subject to such option on December 31, 1997.

                                                                 Number of Securities
                                                                Underlying Unexercised         Value of Unexercised
                                                             Options at December 31, 1996      In-the-Money Options
                                                                          (#)              at December 31, 1996 ($)(2)
                                                             ----------------------------- ----------------------------
                                Shares
                              Acquired on        Value
            Name             Exercise (#)   Realized ($)(1)   Exercisable   Unexercisable   Exercisable   Unexercisable
--------------------------- -------------- ----------------- ------------- --------------- ------------- --------------
Fernand B. Sarrat .........      --               --            216,667       783,333         $      0      $      0
Thomas L. Butler ..........      --               --                  0       200,000                0       300,000
John H. Daws ..............      --               --             44,167       105,833          174,375       213,125
Peter J. Slocum ...........      --               --                  0       250,000                0             0
John V. Kalb ..............      --               --             40,000       160,000                0             0

------------

(1) Calculated by determining the difference between the fair market value of the securities underlying the option on the date of exercise and the exercise price of the Named Executive Officers' respective options.

(2) Calculated by determining the difference between the fair market value of the securities underlying the option at December 31, 1997 ($9.75 per share) and the exercise price of the Named Executive Officers' respective options.


                     REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     This section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general language to the contrary.

     The Compensation Committee of the Board was formed in December 1995 and consists of Drs. Simons and Guthart, and Mr. King W.W. Harris. Decisions concerning the compensation of the Company's Chief Executive Officer are made by the Compensation Committee and are reviewed periodically by the full Board (excluding any interested director). Decisions concerning the compensation of the Company's remaining executive officers are made by the Chief Executive Officer in consultation with members of the Compensation Committee. Policies concerning the terms and administration of the 1994 Plan are also determined by the Compensation Committee.

Executive Officer Compensation Programs

     The objectives of the executive officer compensation programs are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits, including medical and life insurance plans.

     The executive compensation policies of the Compensation Committee are intended to combine competitive levels of compensation and rewards for above average performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers, and maximization of shareholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and shareholder interests, thereby enhancing shareholder value.

     Base Salaries. Salaries for the Company's executive officers are determined primarily on the basis of the executive officer's responsibility, general salary practices of peer companies and the officer's individual qualifications and experience. Among other sources of information, the Compensation Committee and the Chief Executive Officer rely on reports from Radford Associates concerning competitive compensation practices in the Company's geographical region. The base salaries are reviewed annually and may be adjusted in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer's on-going duties, general changes in the compensation peer group in which the Company competes for executive talent, and the Company's financial performance generally. The weight given each such factor may vary from individual to individual.

     Incentive Bonuses. The Compensation Committee and the Chief Executive Officer believe that a cash incentive bonus plan can serve to motivate the Company's executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The bonus amounts are based upon a subjective consideration of factors including such officer's level of responsibility, individual performance, contributions to the Company's success and the Company's financial performance generally.

     Stock Option Grants. Stock options are granted to executive officers and other employees under the 1994 Plan. Because of the direct relationship between the value of an option and the stock price, the Compensation Committee believes that options motivate executive officers to manage the Company in a manner that is consistent with shareholder interests. Stock option grants are intended to focus the attention of the recipient on the Company's long-term performance which the Company believes results in improved shareholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earning potential. To this end, stock options generally vest and become fully exercisable over a five-year period. However, the Compensation Committee continues to evaluate and consider revisions to the various terms and conditions of the Company's option agreements, specifically with respect to the duration of the option agreements, and the basis for issuing and vesting of awards. The principal factors considered in granting stock options to executive officers of the Company are prior performance, level of responsibility, other compensation and the executive officer's ability to influence the Company's long-term growth and profitability. However, the 1994 Plan does not provide any quantitative method for weighting these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.

     Deductibility of Compensation. Section 162(m) of the Internal Revenue Code ("IRC") disallows a deduction by the Company for certain compensation exceeding $1 million paid to any named executive officer, excluding, among other things, certain performance based compensation. Because the compensation figures for the Named Executive Officers have not approached the limitation, the Compensation Committee has not had to use any of the available exemptions from the deduction limit. However, the 1994 Plan is designed to qualify any compensation realized by Named Executive Officers from the exercise of an option as performance based compensation. The Compensation Committee remains aware of the existence of the IRC Section 162(m) limitations, and the available exemptions, and will address the issue of deductibility when and if circumstances warrant the use of such exemptions in addition to the exemption contemplated under the 1994 Plan.


Chief Executive Officer Compensation

     The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Mr. Sarrat's base salary for the fiscal year ended December 31, 1997 was $300,000. In addition, Ms. Sarrat is entitled to a minimum annual bonus of $100,000. Mr. Sarrat's base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size and the compensation proposals by competing candidates for the position of Chief Executive Officer. Mr. Sarrat's base salary was also established in part by comparing the base salaries of chief executive officers at other companies of similar size. Mr. Sarrat's base salary was at the approximate median of the base salary range for Presidents/Chief Executive Officers of comparative companies. Mr. Sarrat was granted an interest-free loan in the amount of $2,000,000 for the purchase of a primary residence in Northern California (the "Loan") in order to accommodate his relocation from his current residence in Connecticut to the Company's place of business where housing costs are significantly greater. Under the Sarrat Agreement, Mr. Sarrat was entitled to payment on December 31, 2000, of a special bonus in the amount of $2,000,000, which he agreed to defer in return for the Company's agreement to renegotiate the terms of the Loan and the conditions for payment of the special bonus. No other revisions or increases in base compensation are currently contemplated in the Sarrat Agreement.

                               MEMBERS OF THE COMPENSATION COMMITTEE

                               Leo A. Guthart
                               James H. Simons
                               King W.W. Harris

                                  MANAGEMENT

     The   following   table  sets  forth  certain  information  concerning  the
executive officers of the Company(1):

             Name                Age                         Position
-----------------------------   -----   -------------------------------------------------
Thomas L. Butler ............    50     Senior Vice President Sales and Marketing
Reed B. Byrum ...............    49     Vice President, Communications
William P. Crowell ..........    57     Vice President, Product Development and Strategy
John H. Daws ................    54     Vice President and Chief Financial Officer
Sarah L. Engel ..............    54     Vice President, Human Resources and
                                        Organizational Development
Robert B. Fougner ...........    46     Secretary and General Counsel
John V. Kalb ................    50     Vice President, Business Development
Paul Massie .................    43     Vice President, Information Systems
Peter J. Slocum .............    42     Vice President, Engineering

----------------

(1)  In addition to Mr. Sarrat, who is described in Proposal No. 1.


     Mr. Butler joined the Company in April 1997 as Senior Vice President of Sales and Marketing. Prior to joining the Company he served as group vice president of sales and marketing for electronic commerce for Sterling Software. Prior to his work at Sterling Software, he was a senior vice president of sales and marketing at Bank Automation Systems.

     Mr. Byrum joined the Company as Vice President, Communications in January 1998. Prior to joining the Company, Mr. Byrum held positions or provided services to GE Capital, Measurex, Gannett, N.E.T., The Johns Hopkins University, and Ruder Finn & Rotman.

     Mr. Crowell joined the Company as Vice President, Product Development and Strategy in January 1998. Prior to joining the Company, Mr Crowell served as the Deputy Director at the National Security Agency, and has also served as Vice President of the Atlantic Aerospace Electronics Corporation.

     Mr. Daws joined the Company as Vice President and Chief Financial Officer in September 1995. From April 1992 to August 1995, he was Vice President and Chief Financial Officer of Crosspoint Solutions, Inc., a software and semiconductor company, and from June 1988 to December 1991 he was Vice
President, Finance of Rolm Computer Corporation, a software and computer company and a subsidiary of Loral Corporation.

     Ms. Engel joined the Company as Vice President, Human Resources and Organizational Development in February 1997. Before joining the Company she was an independent consultant specializing in strategic planning, human resources and organizational development with such clients as Ford Motor Company, The Coca-Cola Company, Exxon Corporation and Harcourt General, Inc.

     Mr. Fougner has been Secretary and General Counsel since joining the Company in December 1989. Prior to joining the Company, he was a partner in the New York law firm of Hill, Betts & Nash.

     Mr. Kalb joined the Company as Vice President, Business Development in January 1997. Prior to joining the Company, he was with IBM Corporation for over 25 years, most recently as Vice President of Electronic Commerce, Internet Division, responsible for marketing, software development and operations relating to IBM's offerings for enabling commerce over the Internet.

     Mr. Massie joined the Company as Vice President, Business Systems in June 1997. Prior to joining the Company he was with Bay Networks where he was the director of information systems. He has also served as director of computing for Sun Microsystems, Inc. and as director of computer systems and telecommunications for Sterling Software.

     Mr. Slocum joined the Company as Vice President, Engineering in February 1997. From July 1993 to February 1997, he served as Vice President of Engineering for Octel Communications Corporation, a provider of voice messaging systems and services. Mr. Slocum served as Director of Engineering for

Silicon Graphics, Inc., a computing systems company, from July 1992 to July 1993 and MIPS Computer Systems, Inc. (merged with Silicon Graphics, Inc. in July 1992) from August 1990 to July 1992.


                            STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total shareholder return on the Company's Common Stock from February 15, 1996, the date of the Company's initial public offering, through the end of the Company's fiscal year ended December 31, 1997, with the percentage change in the cumulative total return for the NASDAQ Stock Market (U.S. & Foreign) Index (also known as the NASDAQ Composite Index) and the Hambrecht & Quist Technology Index. The comparison assumes an investment of $100 on February 15, 1996 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock performance shown on the graph below is not necessarily indicative of future price performance.

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                                                     Cumulative Total Return
                                                 -------------------------------
                                                     2/15/96    12/96     12/97

Cylink Corp                              CYLK          100        87        65
NASDAQ STOCK MARKET (U.S. & FORIEGN)     INAF          100       118       144
HAMBRECHT & QUIST TECHNOLOGY             IHQT          100       118       138

                             SHAREHOLDER PROPOSALS

     To be considered for presentation to the annual meeting of the Company's shareholders to be held in 1999, a shareholder proposal must be received by Robert B. Fougner, Esq., Secretary, Cylink Corporation, 910 Hermosa Court, Sunnyvale, California 94086, no later than December 23, 1998.


                                 OTHER MATTERS


Section 16(a) Beneficial Ownership Reporting Compliance

     Section16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, the Company believes that, apart from Dr. Elwyn
Berlekamp, a Director who had two transactions during the fiscal year ended December 31, 1997 which should have been reported on a Form 4 and have been corrected by filing a Form 5, all Reporting Persons complied with all applicable filing requirements.


Other Matters

     The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

     It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          s/s Fernand B. Sarrat
                                          Fernand B. Sarrat
                                          President  and Chief Executive Officer

April 23, 1998
Sunnyvale, California

                                                                      1486-PS-98

                                                                      Appendix A
                               CYLINK CORPORATION
                       1994 FLEXIBLE STOCK INCENTIVE PLAN
                  (amended and restated as of January 30, 1998)


    1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business.

    2.    Definitions. As used herein, the following definitions shall apply:

         (1.)  "Administrator"   means  the  Board  or  any  of  the  Committees
appointed to administer the Plan. All references to the "Committee" in any Award Agreement shall be deemed to refer to the Administrator.

         (2.) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act. All references to "Affiliate" in any Award Agreement issued prior to this April 2, 1997 amendment and restatement of the Plan shall be deemed to refer to a Parent or a Subsidiary.

         (3.) "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

         (4.) "Award" means the grant of an Option, Restricted Stock, SAR, Dividend Equivalent Right, Performance Unit, Performance Share, or other right or benefit under the Plan.

         (5.) "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

         (6.)  "Board" means the Board of Directors of the Company.

         (7.) "Change in Control" means a change in ownership or control of the Company effected through either of the following transactions:

               (1.) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the

Cylink Corporation
1994 Flexible Stock Incentive Plan

Amended and Restated as of  January 30, 1998


total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's shareholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such shareholders accept, or

               (2.) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

         (8.)  "Code" means the Internal Revenue Code of 1986, as amended.

         (9.) "Committee" means any committee appointed by the Board to administer the Plan.

         (10.) "Common Stock" means the common stock of the Company.

         (11.) "Company" means Cylink Corporation, a California corporation.

         (12.) "Consultant" means any person who is engaged by the Company or any Related Entity to render consulting or advisory services as an independent contractor and is compensated for such services.

         (13.) "Continuing Directors" means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

         (14.) "Continuous Status as an Employee, Director or Consultant" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Status as an Employee, Director or Consultant shall not be considered interrupted in the case of (i) any approved leave of absence or (ii) transfers between locations of the Company or among the Company, any Related Entity, or any successor in any capacity of Employee, Director or Consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

Cylink Corporation
1994 Flexible Stock Incentive Plan

Amended and Restated as of  January 30, 1998


         (15.) "Corporate    Transaction"    means   any   of   the    following
shareholder-approved transactions to which the Company is a party:

              (1.) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

              (2.) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company; or

              (3.) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

         (16.) "Covered Employee" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

         (17.) "Director" means a member of the Board.

         (18.) "Dividend Equivalent Right" means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

         (19.) "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

         (20.) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (21.) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

              (1.) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were

Cylink Corporation
1994 Flexible Stock Incentive Plan

Amended and Restated as of  January 30, 1998


reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

              (2.) In the absence of an established market of the type described in (i), above, for the Common Stock, the Fair Market Value thereof shall be determined by the Administrator in good faith.

         (22.) "Grantee" means an Employee, Director or Consultant who receives an Award under the Plan.

         (23.) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

         (24.) "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

         (25.) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (26.) "Option" means a stock option granted pursuant to the Plan.

         (27.) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

         (28.) "Performance - Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

         (29.) "Performance Shares" means Shares or an award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

         (30.) "Performance Units" means an award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

         (31.) "Plan" means this 1994 Flexible Stock Incentive Plan, as amended and restated.

Cylink Corporation
1994 Flexible Stock Incentive Plan

Amended and Restated as of  January 30, 1998


         (32.) "Related Entity" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds an ownership interest, directly or indirectly.

         (33.) "Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

         (34.) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

         (35.) "SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

         (36.) "Share" means a share of the Common Stock.

         (37.) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

         (38.) "Subsidiary Disposition" means the disposition by the Company of its equity holdings in any subsidiary corporation effected by a merger or consolidation involving that subsidiary corporation, the sale of all or substantially all of the assets of that subsidiary corporation or the Company's sale or distribution of substantially all of the outstanding capital stock of such subsidiary corporation.

    3.    Stock Subject to the Plan.

         (1.) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 8,050,000 Shares, and commencing with the first business day of each calendar year thereafter beginning with January 1, 1999, such maximum aggregate number of Shares shall be increased by a number determined by the Compensation Committee of the Board of Directors, in an amount which shall not exceed four percent (4%) of the number of Shares outstanding as of December 31 of the immediately preceding calendar year. Notwithstanding the foregoing, subject to the provisions of Section 10, below, the maximum aggregate number of Shares available for grant of Incentive Stock Options shall be 8,050,000 Shares, the maximum aggregate number of Shares available for grant as stock bonuses shall be 200,000 Shares, and such numbers shall not be subject to annual adjustment as described above. The Shares to be

Cylink Corporation
1994 Flexible Stock Incentive Plan

Amended and Restated as of  January 30, 1998


issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

         (2.) If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Award exchange program, or if any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such unissued or retained Shares shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

     4.   Administration of the Plan.

         (1.) Plan Administrator.

              (1.) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

              (2.) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by
(A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

              (3.) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more
Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

Cylink Corporation
1994 Flexible Stock Incentive Plan

Amended and Restated as of  January 30, 1998


              (4.) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

         (2.) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

              (1.) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

              (2.) to determine whether and to what extent Awards are granted hereunder;

              (3.) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

              (4.)  to approve forms of Award Agreement for use under the Plan;

              (5.) to determine the terms and conditions of any Award granted hereunder;

              (6.) to amend the terms of any outstanding Award granted under the Plan, including a reduction in the exercise price (or base amount on which appreciation is measured) of any Award to reflect a reduction in the Fair Market Value of the Common Stock since the grant date of the Award, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

              (7.) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

              (8.) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

Cylink Corporation
1994 Flexible Stock Incentive Plan

Amended and Restated as of  January 30, 1998


              (9.) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

         (3.) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

    5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

    6.    Terms and Conditions of Awards.

         (1.) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR or similar right with an exercise or conversion privilege at a fixed or variable price related to the Common Stock and/or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or
(iii) any other security with the value derived from the value of the Common Stock or other securities issued by a Related Entity. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two or more of them in any combination or alternative.

         (2.) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

         (3.) Conditions of Award. Subject to the terms of the Plan, the Administrator

Cylink Corporation
1994 Flexible Stock Incentive Plan

Amended and Restated as of  January 30, 1998


shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total shareholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

         (4.) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

         (5.) Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

         (6.) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

         (7.) Individual Option and SAR Limit. The maximum number of Shares with respect to which Options and SARs may be granted to any Employee under the Plan shall be 1,000,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to an Employee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Employee. For this purpose, the repricing of an Option

Cylink Corporation
1994 Flexible Stock Incentive Plan

Amended and Restated as of  January 30, 1998


(or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

         (8.) Early Exercise. The Award may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or to any other restriction the Administrator determines to be appropriate.

         (9.) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

         (10.) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee's Incentive Stock Option in the event of the Grantee's death on a beneficiary designation form provided by the Administrator. Other Awards shall be transferable to the extent provided in the Award Agreement.

         (11.) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

    7.    Award  Exercise or  Purchase  Price,  Consideration,  Taxes and Reload
Options.

         (1.) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

              (1.)  In the case of an Incentive Stock Option:

                    (1)  granted to an Employee who, at the time of the grant of

Cylink Corporation
1994 Flexible Stock Incentive Plan

Amended and Restated as of  January 30, 1998


such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

                    (2) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

              (2.) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

              (3.)  In the case of the sale of Shares:

                    (1) granted to a person who, at the time of the grant of such Award, or at the time the purchase is consummated, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company, the per Share purchase price shall be not less than one hundred percent (100%) of the Fair Market Value per share on the date of grant.

                    (2) granted to any person other than a person described in the preceding paragraph, the per Share purchase price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

              (4.) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

              (5.) In the case of other Awards, such price as is determined by the Administrator.

         (2.) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

                    (1.) cash;

Cylink Corporation
1994 Flexible Stock Incentive Plan

Amended and Restated as of  January 30, 1998


                    (2.) check;

                    (3.) delivery  of  Grantee's   promissory   note  with  such
recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

                    (4.) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

                    (5.) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Award and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

                    (6.) any combination of the foregoing methods of payment.

              (3.) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

              (4.) Reload Options. In the event the exercise price or tax withholding of an Option is satisfied by the Company or the Grantee's employer withholding Shares otherwise deliverable to the Grantee, the Administrator may issue the Grantee an additional Option, with terms identical to the Award Agreement under which the Option was exercised, but at an exercise price as determined by the Administrator in accordance with the Plan.

     8.   Exercise of Award.

         (1.)  Procedure for Exercise; Rights as a Shareholder.

              (1.) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and

Cylink Corporation
1994 Flexible Stock Incentive Plan

Amended and Restated as of  January 30, 1998


specified in the Award Agreement.

              (2.) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

         (2.) Exercise of Award Following Termination of Employment, Director or Consulting Relationship.

              (1.) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Status as an Employee, Director or Consultant only to the extent provided in the Award Agreement.

              (2.) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Status as an Employee, Director or Consultant for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

              (3.) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Status as an Employee, Director or Consultant shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

         (3.) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

Cylink Corporation
1994 Flexible Stock Incentive Plan

Amended and Restated as of  January 30, 1998


    9.    Conditions Upon Issuance of Shares.

         (1.) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         (2.) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

    10. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

    11. Corporate Transactions/Changes in Control/Subsidiary Dispositions. Except as may be provided in an Award Agreement:

         (1.) Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate unless assumed by the successor company or its Parent as provided below. For the purposes of this subsection, the Award shall be considered assumed if, following the Corporate Transaction, the Award confers, for each Share subject to the Award immediately prior to the Corporate Transaction, (i) the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each Share subject to the Award held on the effective date of the Corporate Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares), or (ii) the right to purchase such consideration in the case of an Option or similar Award; provided, however, that if such consideration received in the Corporate Transaction was not solely common stock of the

Cylink Corporation
1994 Flexible Stock Incentive Plan

Amended and Restated as of  January 30, 1998


successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise or exchange of the Award for each Share subject to the Award to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction.

         (2.) In the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Award which is at the time outstanding under the Plan shall remain exercisable until the expiration or sooner termination of the applicable Award term.

         (3.) In the event of a Subsidiary Disposition, each Award with respect to those Grantees who are at the time engaged primarily in Continuous Status as an Employee or Consultant with the subsidiary corporation involved in such Subsidiary Disposition which is at the time outstanding under the Plan shall remain so exercisable until the expiration or sooner termination of the Award term.

         (4.) The portion of any Incentive Stock Option accelerated under the terms of the Award Agreement in connection with a Corporate Transaction, Change in Control or Subsidiary Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of
Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

    12. Term of Plan. The Plan shall terminate with respect to the grant of Incentive Stock Options on January 28, 2004, unless sooner terminated.

    13.    Amendment, Suspension or Termination of the Plan.

         (1.) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

         (2.) No Award may be granted during any suspension of the Plan or after termination of the Plan.

         (3.) Any amendment, suspension or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

Cylink Corporation
1994 Flexible Stock Incentive Plan

Amended and Restated as of  January 30, 1998


    14.   Reservation of Shares.

         (1.) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         (2.) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    15. No Effect on Terms of Employment. The Plan shall not confer upon any Grantee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

    16. Shareholder Approval. The Plan became effective when adopted by the Board on February 1, 1994, and was approved by the Company's shareholders on April 4, 1994. On January 26, 1995, and in November, 1995, the Board adopted and approved an amendment and restatement, respectively, of the Plan that was approved by the Company's shareholders on January 15, 1996. On April 2, 1997, the Board again adopted and approved an amendment and restatement of the Plan which was approved by the Shareholders on May 22, 1997.On January 30, 1998 the Board adopted and approved an increase of 2,100,000 shares available for issuance of awards under the Plan, and to adopt a formula for determining the maximum aggregate number of shares added to the Plan each year beginning with 1999 (collectively, the "Amendments"), subject to shareholder approval of the Amendments. Awards may be granted in reliance on the share increase and the formula increase, but no Award issued in reliance on such increases shall become exercisable unless and until the Amendments shall have been approved by the Company's shareholders. If such shareholder approval is not obtained, then the Awards previously granted in reliance on the Amendments shall terminate.

                                     PROXY

                               CYLINK CORPORATION
                               910 Hermosa Court
                              Sunnyvale, CA 94086

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING ON MAY 22, 1998.

         Johm H. Daws and Robert B. Fougner, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Cylink Corporation (the "Company"), to be held on Thursday, May 22, 1998 at the Sheraton Four Points Hotel, 1100 North Mathilda Avenue, Sunnyvale, California, and any adjournment or postponement thereof.

         Election as Class 1, Class 2 or Class 3 directors of the nine nominees listed below to serve until the 1999, 2000 or 2001 Annual Meetings as indicated below, and until their successors are elected and qualified.

Class 1 - to serve until the 1999 Annual Meeting: Elwyn Berlekamp, King W. W. Harris and Yossi Tulpan

Class 2 - to serve until the 2000 Annual Meeting: Fernand B. Sarrat, Howard L. Morgan and William W. Harris

Class 3 - to serve until the 2001 Annual Meeting: Leo A. Guthart, William J. Perry and James H. Simons

-----------                                                          -----------
SEE REVERSE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

[X] Plese mark
    votes as in
    this example.

Shares represented by this proxy will be voted as directed by the shareholder.  If no such directions are indicated, the Proxies will have authority to vote FOR the election of all directors, and FOR items 2 and 3.
The Board of Directors recommends a vote FOR the election of Directors and FOR proposals 2 and 3.
                                                              2. To ratify and approve  amendments  to
                                                                 the Cylink  Corporation 1994 Flexible  FOR   AGAINST   ABSTAIN
1. Election of Directors (see reverse):                          Stock Incentive Plan (the "Plan"), as  [ ]     [ ]       [ ]
                                                                 amended, to (i)increase the number of
                     FOR         WITHHELD                        shares of Common  Stock  reserved for
                     [ ]            [ ]                          issuance   thereunder   by  2,100,000
                                                                 shares and (ii)  provide  that as of the first  business day of
                                              MARK HERE          each calendar year  beginning with January 1, 1999, the maximum
[ ]______________________________________     FOR ADDRESS [ ]    aggregate  number  of  shares  of  Common  Stock  reserved  for
   For all nominees except as noted above     CHANGE AND         issuance under the Plan will be increased, in the discretion of
                                              NOTE BELOW         the  Board of  Directors,  by up to 4% of the  number of shares outstanding  as of  December  31 of the  immediately  preceding calendar year.

                                                              3. To ratify and approve the appointment
                                                                 of  Price   Waterhouse   LLP  as  the  FOR   AGAINST   ABSTAIN
                                                                 Company's  independent  auditors  for  [ ]     [ ]       [ ]
                                                                 the fiscal year ending  December  31,
                                                                 1998.

                                                              4. In their  discretion,  the Proxies are  authorized to vote upon
                                                                 such   other   business  as may   properly   come   before  the
                                                                 Annual Meeting.

                                                                 PLESE  MARK,  SIGN,  DATE AND RETURN  THIS PROXY CARD  PROMPTLY
                                                                 USING THE ENCLOSED REPLY ENVELOPE.

                                                                 Plese sign  exactly as your name appears  herein.  Joint owners
                                                                 should  each  sign.   When  signing  as   attorney,   executor,
                                                                 administrator,  trustee or guardian,  please give full title as such.


Signature:____________________________________ Date:___________  Signature:____________________________________ Date:___________